HELEN OF TROY LIMITED
REPORTS RECORD SALES AND EARNINGS
FOR THIRD QUARTER AND NINE MONTHS

for immediate release

           Quarterly Sales Increase 25%

          Quarterly Net Income Increases 49%

           Quarterly Earnings per Diluted Share Increase 37% from 57 cents to 78 cents

          Nine Months Sales Increase 13%

          Nine Months Net Income Increases 64%

          Nine Months Earnings per Diluted Share Advances 57% to $1.71

          Guidance for Current Fiscal Year Earnings per Diluted Share Raised from

                $1.85 — $1.90 to $2.05 — $2.10

        EL PASO, Texas, Jan. 13 – Helen of Troy Ltd. (NASDAQ, NM: HELE), designer, developer and worldwide marketer of brand-name personal care products, today reported record sales and earnings for the third quarter and nine months ended November 30, 2003.

        With solid product performances in the U.S. and abroad, third quarter sales increased 25 percent to a record $179,200,000 versus sales of $142,998,000 for the same period of the prior year. Third quarter net earnings increased 49 percent to a record $25,062,000 or 78 cents per diluted share, from $16,791,000 or 57 cents per diluted share for the same period a year earlier.

        Nine month sales climbed 13 percent to a record $401,482,000 from sales of $356,539,000 for last year’s nine months. Net earnings for the nine months ended November 30, 2003 was $53,004,000 or $1.71 per diluted share, versus $32,258,000 or $1.09 per diluted share in the comparable period last year, representing a 64 percent increase in net earnings.

        Gerald J. Rubin, Chairman, Chief Executive Officer and President, commenting on the results for the quarter stated, “The third quarter was an excellent quarter for Helen of Troy. Sales and earnings reached record levels for our company during the quarter. Based on our continuing performance, we believe the fourth quarter will be a record breaking fourth quarter as well. Sales increased in every segment of our business, except Tactica. Our sales leaders continue to include retail personal care products, the Professional division, the International division, and our Idelle Labs skin and hair care products.

        Third quarter operating income increased 2.3 percentage points to 16.9 percent of net sales from 14.6 percent a year ago. Third quarter net earnings increased 2.3 percentage points to 14.0 percent of net sales from 11.7 percent a year ago. Helen of Troy continues to have a strong balance sheet, with cash of $10 million, accounts receivable of $132 million, and stockholders’ equity of $339 million, representing an increase of $56 million in stockholders’ equity from the comparable period last year. Inventory at quarter-end was $125 million, which we believe is appropriate for our current levels of overall business. Inventories declined $22 million or 15 percent from last quarter. Inventories at November 30, 2003 were 18 percent higher than November 30, 2002. Sales for the quarter ending November 30, 2003 are 25 percent higher than the same quarter of 2002.

        Excluding the results for Tactica, third quarter sales increased by 33.3 percent to $165.4 million with operating income of $31.7 million or 19.2 percent of sales. Excluding Tactica and our new Idelle Labs division, Helen of Troy sales increased by 24.1 percent to $149.4 million versus $120.4 million for last year’s third quarter.

        Due to the sales and earnings momentum we have experienced over the last quarter, we are raising our fiscal year ending February 29, 2004 earnings per diluted share guidance from $1.85 — $1.90 to $2.05 — $2.10, or a 56 to 60 percent increase from the prior fiscal year’s diluted earnings per share of $1.31. We have also increased our projected earnings per diluted share for the fiscal year beginning March 1, 2004 from $2.15 -$2.25 to a range of $2.30 — $2.40. Our business and financial performance continues to be strong and consistent. This quarter marks 35 of the past 39 quarters with quarter over quarter increases in sales and net earnings.

        To date, pursuant to our recently approved Stock Repurchase Plan, we have repurchased 319,000 shares of common stock at an average price of $22.58 per share,” Rubin concluded.

        The Company will conduct a teleconference in conjunction with today’s earnings release. The teleconference begins at 11 a.m. ET today, Tuesday, January 13, 2004. Members of the news media, investors and the general public are invited to access a live broadcast of the conference call via the Investor Relations page of the Company’s website at www.hotus.com or via CCBN’s Investor Distribution Network at www.companyboardroom.com for individual investors and www.streetevents.com for institutional investors. The event will be archived and available for replay through February 29, 2004.

        Helen of Troy Limited is a leading designer, producer and marketer of brand name personal care consumer products. The Company’s products include hair dryers, curling irons, hair setters, women’s shavers, brushes, combs, hair accessories, home hair clippers, mirrors, foot baths, body massagers, paraffin baths, liquid hair styling products, body powder and skin care products. The Company’s products are sold by mass merchandisers, drug chains, warehouse clubs and grocery stores under licensed trade marks including Vidal Sassoon®, licensed from The Procter & Gamble Company, Revlon®, licensed from Revlon Consumer Products Corporation, Dr. Scholl’s®, licensed from Schering-Plough HealthCare Products, Inc., Sunbeam® licensed from American Household, Inc., Sea Breeze®, licensed from Shisheido Corporation, and Vitapointe® licensed from Sara Lee Household and Body Care UK Limited. Helen of Troy’s owned trade names include Brut®, Vitalis®, Final Net®, Ammens®, Condition 3-in-1®, Dazey®, Caruso®, Karina®, DCNL™, Nandi ™, Isobel™, and WaveRage®. The Company also markets hair and beauty care products under the Helen of Troy®, Hot Tools®, Hot Spa®, Salon Edition®, Gallery Series®, and Wigo® trademarks to the professional beauty salon industry.

        This press release may contain certain forward-looking statements, which are subject to change. These forward-looking statements include the Company’s expectation regarding overall sales increases and earnings per share increases for the fiscal years ending February 29, 2004 and February 28, 2005. A number of risks or uncertainties could cause actual results to differ materially from historical or anticipated results. Generally, the words “anticipates,” “believes”, “expects” and other similar words identify forward-looking statements. The Company cautions readers to not place undue reliance on forward-looking statements. The actual results may differ materially from those described in any forward-looking statements. The Company intends its forward-looking statements to speak only as of the time of such statements, and does not undertake to update or revise them as more information becomes available. Additional information concerning potential factors that could affect the Company’s financial results are included in the Company’s Form 10-K for the year ended February 28, 2003 and Forms 10-Q for the quarters ended May 31, 2003 and August 31, 2003.

HELEN OF TROY LIMITED Comparative Analysis (Unaudited)
(In thousands, except earnings per share data)

	For the Three Months Ended						For the Nine Months Ended
	11/30/2003%			11/30/2002%			11/30/2003%				11/30/2002%

Net sales	$179,200	100%		$142,998	100%		$401,482		100%		$356,539	100%

Cost of sales	96,413	53.8%		77,585	54.3%		212,845		53.0%		190,701	53.5%

Gross profit	82,787	46.2%		65,413	45.7%		188,637		47.0%		165,838	46.5%

Selling, general and
administrative expenses	52,462	29.3%		44,539	31.1%		127,442		31.7%		122,679	34.4%

Operating income	30,325	16.9%		20,874	14.6%		61,195		15.2%		43,159	12.1%

Other income (expense):
Interest expense	(1,024)	(0	.6)%	(972)	(0	.7)%	(2,989)		(0	.7)%	(2,992)	(0	.8)%

Interest income	145	0.1%		281	0.2%		583		0.1%		1,137	0.3%

Other income (expense), net	476	0.3%		932	0.7%		3,625		0.9%		804	0.2%

Total other income (expense)	(403)	(0	.2)%	241	0.2%		1,219		0.3%		(1,051)	(0	.3)%

Earnings before income taxes	29,922	16.7%		21,115	14.8%		62,414		15.5%		42,108	11.8%

Income tax expense	4,860	2.7%		4,324	3.0%		9,410		2.3%		9,850	2.8%

Net earnings	$25,062	14.0%		$16,791	11.7%		$53,004		13.2%		$32,258	9.0%

Net earnings per share - diluted	$.78			$.57			$1.71				$1.09

Weighted average shares
used in computation - diluted	31,975			$29,240			$30,911	$	$		$29,508

SELECTED CONSOLIDATED BALANCE SHEET INFORMATION (In thousands)

	11/30/2003	11/30/2002
Cash	$10,036	$29,731
Marketable securities, at market value	922	2,348
Accounts receivable	132,316	113,818
Inventory	125,057	105,655
Total current assets	282,216	268,063
Total assets	510,558	419,380
Total current liabilities	116,801	81,465
Total long-term liabilities	55,000	55,000
Stockholders' equity	338,757	282,915

SELECTED SEGMENT INFORMATION (In thousands)

Net sales by operating segment:	For Three Months Ended		For Nine Months Ended
	11/30/2003	11/30/2002	11/30/2003	11/30/2002
Segment
North America	$141,665	$108,705	$317,589	$264,327
International	23,721	15,340	44,368	25,767
Tactica	13,814	18,953	39,525	66,445
	$179,200	$142,998	$401,482	$356,539

SELECTED OTHER DATA (In thousands)

	For Three Months Ended		For Nine Months Ended
	11/30/2003	11/30/2002	11/30/2003	11/30/2002
Net earnings	$25,062	$16,791	$53,004	$32,258
Interest income / expense, net	879	691	2,406	1,855
Income tax expense	4,860	4,324	9,410	9,850
Depreciation & amortization	1,610	1,314	4,640	4,645
EBITDA (Earnings Before Interest, Taxes, Depreciation and
Amortization)	$32,411	$23,120	$69,460	$48,608

Reconciliation of Non-GAAP Financial Measure – EBITDA (Earnings Before Interest, Taxes, Depreciation and Amortization) to Net Earnings:

	For Three Months Ended		$	%
	11/30/2003	11/30/2002	11/30/2003	11/30/2002

Consolidated net sales, as reported (GAAP)	$179,200	$142,998	$36,202	25.3%
Less: Tactica net sales	13,814	18,953	(5,139)	(27.1%)
Net sales excluding Tactica	165,386	124,045	41,341	33.3%
Less: Idelle Labs net sales	16,003	3,677	12,326	335.2%
Net sales excluding Tactica
and Idelle Labs	$149,383	$120,368	$29,015	24.1%

Reconciliation of Reported Net Sales Excluding Certain Operating Divisions to GAAP Net Sales:

Management believes the presentation of these non-GAAP financial measures, in connection with the results for the fiscal quarter ended November 30, 2003, provides useful information to investors regarding our results of operations. These non-GAAP financial measures allow investors to better evaluate ongoing business performance and the factors that influenced performance during the period under report. These non-GAAP financial measures should be considered in addition to, and not as substitute for, financial measures prepared in accordance with GAAP.

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2004